Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of Marqeta, Inc. of our report dated March 11, 2022, with respect to the consolidated financial statements of Marqeta, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
March 11, 2022